EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated effective as of February 23, 1999 between Artra Group, Incorporated, a Pennsylvania corporation (the "Company"), and Robert D. Kohn (the "Executive"), an individual residing at 23 Rollingwood Drive, Voorhees, New Jersey 08043.

                                    Recital:

         The parties hereto desire to enter into this Agreement to provide for the employment of the Executive by the Company and for certain other matters in connection with such employment, all as set forth more fully in this Agreement.

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

         1. Duties. The Company agrees that the Executive shall be employed by the Company, and the Executive agrees to be so employed, to devote his best efforts and substantially all of his business time to advance the interests of the Company and to perform such executive, managerial, administrative and other duties as are from time to time assigned to him by the President and Chief Operating Officer of the Company and are consistent with his position as a senior executive of the Company.

         2. Term. Subject to Sections 4 and 5 hereof, the initial term of the Executive's employment hereunder shall commence on the date of this Agreement and shall continue for a term of three (3) years, until February 17, 2002 ("Expiration Date"). If either party elects not to renew this Agreement following the Expiration Date, or if the parties are otherwise unable to agree to mutually acceptable terms for a renewal period within 180 days prior to the Expiration Date, then (subject to the provisions of Section 17 hereof) this Agreement shall terminate effective as of the Expiration Date.

         3.       Compensation.

                  (a) Salary. During the term of his employment under this Agreement, the Executive shall be paid an annual salary at the initial rate of not less than $165,000.00 (the "Base Salary"). The Base Salary may be increased from time to time by the Board of Directors of the Company (the "Board") in its sole and absolute discretion. The Board shall review the Base Salary at least annually at the end of each fiscal year of the Company. The Base Salary shall be paid in accordance with the Company's regular payroll practices.

                  (b) Bonuses. At the end of each fiscal year of the Company that ends during the term of this Agreement, the Board shall consider the award of a performance bonus to the Executive for such fiscal year. The award of any bonus shall be in the sole discretion of the Board.


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                  (c)  Fringe  Benefits.  The  Executive  shall be  entitled  to participate in all insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other officers and key executives of the Company from time to time. The current benefits available to key executives of the Company are summa rized on Exhibit "A" attached hereto.

                  (d) Reimbursement of Expenses. The Executive shall be reimbursed for all normal items of travel, entertainment and miscellaneous business expenses reasonably incurred by him on behalf of the Company, provided that such expenses are documented and submitted in accordance with the reimbursement policies of the Company as in effect from time to time.

                  (e) Stock Options. The Executive and the Company have entered into a Stock Option Agreement on the date hereof, pursuant to which the Executive has been granted certain options to purchase shares of the Common Stock of the Company, on the terms and subject to the conditions set forth therein.

                  (f) Entire Compensation. The compensation provided for in this Agreement shall constitute full payment for the services to be rendered by the Executive to the Company hereunder.

         4.       Death or Total Disability of the Executive.

                  (a) Death. In the event of the death of the Executive during the term of this Agreement, this Agreement shall terminate effective as of the date of the Executive's death, and the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Executive's estate: (i) any portion of the Executive's Base Salary for the period up to the Executive's date of death that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Executive under the terms of the executive benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans.

                  (b) Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Executive, for (i) a period of 180 consecutive days or (ii) for any 180 days within a period of 360 consecutive days, at any time during the term of this Agreement, the Company shall have the right to terminate the Executive's employment hereunder by giving the Executive 30 days' written notice thereof, and, upon expiration of such 30-day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Executive: (i) any portion of the Executive's Base Salary for the period up to the date of termination that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Executive under the terms of the executive benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans. The term "Total Disability," when used herein, shall mean a mental or physical condition that in the reasonable opinion of the Board renders the Executive unable or incompetent to carry out the essential functions of the job responsibilities he held or the tasks that he was assigned at the time the disability was incurred, with or without reasonable accommodation.





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         5.       Termination.

                  (a)  Termination  by the  Company  for Cause.  The Company may
discharge the Executive and thereby terminate his employment hereunder upon written notice to the Executive for any of the following reasons: (i) material violation of any policy regarding substance abuse as may be promulgated by the Company from time to time; (ii) the willful failure to perform the duties or responsibilities of his position as those may be delegated or assigned to the Executive by the President and COO or by the Board; (iii) any material breach of any covenant or agreement contained in Sections 6, 7 or 8 of this Agreement;
(iv) engaging in intentional conduct that causes material damage to the Company or its business reputation; (v) conviction (by trial or guilty plea) or a plea of non-contest, nolo contendere or similar plea to a felony (or misdemeanor which the Company determines to have or could have a material adverse effect on the Company or its reputation) which has become non-appealable; (vi) adjudication as an incompetent; or (vii) misappropriation of any funds or property of the Company, theft, embezzle ment or fraud; provided, however, that with respect only to subsections (i) and (ii) above, the Company shall not discharge the Employee for cause unless the Employee fails, refuses or for any reason does not cure such violation to the reasonable satisfaction of the Company within thirty (30) days following written notice from the Company that there exists a reason for discharge for cause. In the event that the Company shall discharge the Executive pursuant to this Section 5(a), the Company shall not have any further obligation or liability under this Agreement, except that the Company shall pay to the Executive: (i) any portion of the Executive's Base Salary for the period up to the date of termination that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Executive under the terms of the executive benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans.

                  (b) Termination on Change in Business Purpose. The Company and the Executive acknowledge and agree that the Executive has been retained by the Company to assist the Company in its acquisition and development of software and related products and services to be marketed as tools to effect business to business transactions via an electronic commerce system (the "Business Purpose"), primarily through the acquisition of the ORBIT software system and related assets under a merger agreement with NA Acquisition Corp. If for any reason the proposed merger has not been consummated by September 30, 1999 and the Company determines (in its sole discretion) that it has not otherwise made substantial progress toward accomplishing the merger by that date, then the Company may at any time after September 30, 1999 but prior to December 31, 1999 discharge the Executive and thereby terminate his employment hereunder, upon ten business days' prior written notice. If the Company shall terminate the employment of the Executive pursuant to this Section 5(b), the Executive shall be entitled to be paid: (i) any portion of the Executive's Base Salary for the period up to the date of termination that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Executive under the terms of any Executive benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans.

                  (c)  Other  Termination  by  the  Company.   The  Company  may
discharge the Executive and thereby terminate his employment hereunder at any time upon ten business days'




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prior written notice for any reason other than one specified in Sections 5(a) or
5(b) hereof. If the Company shall terminate the employment of the Executive for any reason other than one specified in Sections 5(a) or 5(b) hereof, the Executive shall be entitled to be paid: (i) any portion of the Executive's Base Salary for the period up to the date of termination that has been earned but remains unpaid; (ii) a severance payment equal to the lesser of: (A) an amount equal to the Executive's Base Salary for a period of twenty-four months, or (B) an amount equal to the Executive's Base Salary for the balance of the term of this Agreement, if any, provided that the severance payment shall in no event be less than an amount equal to the Executive's Base Salary for a period of six months; and (iii) any benefits that have accrued to the Executive under the terms of any Executive benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans. Any severance payment under SubSection 5(c)(ii) hereof shall be paid in equal monthly installments for that number of months which is the lesser of (A) 24 months or (B) the number of remaining months in the term of this Agreement, and shall be contingent on the Executive's continued compliance with the provisions of Sections 6, 7 and 8 hereof.

         6.       Non-Disclosure and Non-Competition.

                  (a) Non-Disclosure. The Executive acknowledges that in the course of performing services for the Company, the Executive will obtain knowledge of the Company's business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, improvements, disclosures, names and positions of executives and/or other proprietary and/or confidential information, and further that the Executive presently possesses knowledge of proprietary and/or confidential information of his prior employer(s) which has been acquired by the Company contemporaneously with the execution of this Agreement (collectively, the "Confidential Information"). The Executive agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge to any other party, and the Executive agrees not to use any of the Confidential Information for the Executive's own benefit or to the detriment of the Company without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Executive. The Executive also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.

                  (b) Non-Competition. The Executive agrees that, during his employment by the Company hereunder and for an additional period of one year after the termination or expiration of the Executive's employment hereunder, neither the Executive nor any corporation or other entity in which the Executive may be interested as a partner, trustee, director, officer, executive, employee, agent, shareholder, lender of money or guarantor, or for which he performs services in any capacity (including as a consultant or independent contractor) shall at any time during such period (i) be engaged, directly or indirectly, in any Competitive Business (as that term is hereinaf ter defined) or (ii) solicit, hire, contract for services or otherwise employ, directly or indirectly, any of the executives of the Company. Nothing herein contained shall be deemed to prevent the Executive from investing in or acquiring one per cent or less of any class of securities of any company if such class of securities is listed on a national securities exchange or is quoted on the Nasdaq Stock Market. For purposes of this Section 6(b), the term "Competitive Business" shall




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mean any business that engages in any respect in the development,  production or marketing of software and related products and services that enable users to effect barter transactions via an electronic commerce system, or which engages in any other activities that are competitive with the business or proposed business of the Company at the time of termination or expiration of this Agreement. If the Executive violates any provision of this Section 6(b), the one year restrictive period set forth herein shall be extended for the duration of any such violation, so that the Company enjoys the full term of such restrictive period. Notwithstanding the foregoing, the Company acknowledges and agrees that the provisions of this Section 6(b) shall not apply if the Executive's employment is terminated by the Company under the provisions of Section 5(b) hereof.

         7.       Inventions and Discoveries.

                  (a) Disclosure. The Executive shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patent able or otherwise) made, received, conceived, acquired or written by the Executive (whether or not at the request or upon the suggestion of the Company, solely or jointly with others, during the period of his employment with the Company that relate to any line of business, activities or fields of interest or investigation engaged in by the Company) from time to time during the course of the Executive's employment by the Company, or that are otherwise made through the use of the Company's time, facilities or materials (collectively, the "Inventions").

                  (b) Assignment and Transfer. The Executive agrees to assign and transfer to the Company all of the Executive's right, title and interest in and to the Inventions, and the Executive further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any Inventions in any and all countries and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company's interests therein.

                  (c) Records. The Executive agrees that in connection with any research, development or other services performed for the Company, the Executive will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Company.

         8. Company Documentation. The Executive shall hold in a fiduciary capacity for the benefit of the Company all documentation, disks, programs, data, records, drawings, manuals, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company's business that are in the possession or under the control of the Executive.





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         9. Injunctive  Relief.  The Executive  acknowledges that his compliance with the agreements in Sections 6, 7 and 8 hereof is necessary to protect the good will and other propri etary interests of the Company and that he is one of the principal executives of the Company and conversant with its affairs, its trade secrets and other proprietary information. The Executive acknowledges that a breach of any of his agreements in Sections 6, 7 and 8 hereof will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Executive agrees that in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

         10. Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other employment arrangements between the Executive and the Company, but shall not supersede any existing confidentiality or nondisclosure agreements between the Executive and the Company.

         11. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

         12. Enforceability. If any provision of this Agreement shall be invalid or unenforce able, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

         13. Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.

         14.      Assignment.

                  (a) By the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. The Company shall require each and every successor (whether direct or indirect, by asset or stock purchase, share exchange, merger, consolidation or otherwise) to all or substan tially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as provided above that executes and delivers the agreement provided for in this Section 14(a) or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) By the Executive. This Agreement and the obligations created hereunder may not be assigned by the Executive, but all rights of the Executive hereunder shall inure to the




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benefit of and be  enforceable  by his  heirs,  devisees,  legatees,  executors, administrators and personal representatives.

         15. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified mail, return receipt requested, or delivered by a national overnight delivery service addressed to the intended recipient as follows:

              If to the Company:                   Artra Group Incorporated
                                                   500 Central Avenue
                                                   Northfield, IL  60093
                                                   Attention:  John G. Hamm

              If to the Executive:                 Robert D. Kohn
                                                   23 Rollingwood Drive
                                                   Voorhees, New Jersey 08043

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         16. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

         17. Survival of Covenants. The provisions of Sections 6, 7, 8 and 9 hereof shall survive any termination or expiration of this Agreement. Furthermore, any provision of this Agreement which provides a benefit to the Executive and which by the express terms hereof does not terminate upon the termination of the Executive's employment shall remain binding upon the Company until such time as such benefits are paid in full to the Executive or his successors.


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         IN WITNESS WHEREOF,  this Agreement has been executed by the parties as of the date first above written.

                                                ARTRA GROUP, INCORPORATED


                                                By:____________________________
                                                    Title:



                                                /s/ Rober D. Kohn
                                                ----------------------------

                                                ROBERT D. KOHN





























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